                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the registration statement on Form S-8 related to the System Software Associates, Inc. Qualified Employee Stock Purchase Plan and System Software Associates, Inc. Employee Stock Purchase Plan of our report dated January 7, 1997, except as to Notes 6, 7, and 11 which are as of January 29, 1997, relating to the consolidated balance sheet of System Software Associates, Inc. and subsidiaries as of October 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the October 31, 1996 annual report on Form 10-K of System Software Associates, Inc.



Chicago, Illinois                       /s/ KPMG Peat Marwick LLP
September 26, 1997                 ------------------------------------
                                        KPMG PEAT MARWICK LLP